Exhibit 99.1

Hercules Capital’s New SaaS Finance Division Has Successfully Originated More Than $305.0 Million in New Debt Commitments YTD 2018

PALO ALTO, Calif., September 4, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced that its recently formed Hercules Capital SaaS Finance division has surpassed $305.0 million, year-to-date 2018, in new commitments to some of the most innovative Software-as-a-Service (“SaaS”) companies since its formation in June 2018. Hercules Capital SaaS Finance division has provided venture debt growth capital to notable SaaS companies, such as Evernote, Fuze, OneLogin, Wrike, and ZocDoc, among others.

Since officially and publicly unveiling the division in June 2018, the Hercules Capital SaaS Finance team continues to drive strong loan growth in the Company’s technology portfolio and currently represents more than 30 percent, and growing, of the total debt investment portfolio, at cost, as of June 30, 2018. Hercules SaaS Finance division offers many advantages over traditional regulated commercial bank financing alternatives, including the ability to highly customize a flexible financing solution that meets a company’s specific capital requirements and fills the void left by traditional commercial lenders.

With nearly $1.8 billion in total assets as of June 30, 2018, Hercules has the depth, scale, ability and capabilities to offer a wide range of growth capital financing solutions to these emerging disruptive innovative SaaS companies.

“With more than $305.0 million in SaaS debt commitments thus far in 2018, our newly formed Hercules Capital SaaS Finance division has achieved strong initial market reception in just a few months and remains a strong growth catalyst for our industry-leading venture lending originations platform,” stated Manuel A. Henriquez, founder, chairman and CEO of Hercules. “This new highly specialized lending division leverages the successful knowledge and track record Hercules Capital has established over the past 14 plus years of providing over $8 billion in capital commitments to more than 430 of these highly innovative and disruptive companies, including our growing focus on SaaS companies.”

Henriquez continued, “As technology continues to evolve from hardware-based solutions to superior software-based advanced solutions, enterprise software companies, and specifically SaaS-based company models, are growing in popularity as many new advancements in telecommunications, data and network security, are helping to drive this new cloud-based computing paradigm, as one of the most important trends emerging in the software industry. This growing trend and demand is evidenced by our own successful launch of our SaaS finance division and reflects the continued corporate adoption of these technologies and seeing broad investor support in both the public and private markets. As the Hercules SaaS Finance division continues to originate new loans, we will provide our investors with more meaningful exposure to this attractive segment of the technology market.”

According to the Bessemer Cloud Index, publicly traded SaaS companies’ share prices have appreciated approximately 40 percent through August 15, 2018 and in some cases achieved Enterprise Value to Revenue multiples in excess of 10x. This index tracks 50 pure play public cloud and SaaS-based companies (https://www.bvp.com/resource/bvp-cloud-index).

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.0 billion to over 430 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has four outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due October 2022 and 5.25% Notes due 2025 (NYSE: HCXZ).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although

Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com

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